    As filed with the Securities and Exchange Commission on December 21, 2001
                                                    Registration No. 333-_______
 ===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                  ODETICS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                    95-2588496
     (State or other jurisdiction              IRS Employer Identification No.)
   of incorporation or organization)

          1515 South Manchester Avenue, Anaheim, California 92802-2907
               (Address of principal executive offices) (Zip Code)

                                   -----------

                     ODETICS, INC. 1997 STOCK INCENTIVE PLAN
                  ODETICS, INC. 401(k) AND STOCK OWNERSHIP PLAN

                           (Full titles of the Plans)

                                   -----------

                                GREGORY A. MINER
                             Chief Financial Officer
                                  Odetics, Inc.
                          1515 South Manchester Avenue
                            Anaheim, California 92802
                     (Name and address of agent for service)
                                 (714) 774-5000
          (Telephone number, including area code, of agent for service)

                                   -----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                           Proposed              Proposed
                                                          Amount            Maximum              Maximum
               Title of Securities                         to be         Offering Price         Aggregate           Amount of
                 to be Registered                      Registered(1)       per Share         Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Odetics, Inc. 1997 Stock Incentive Plan
    Class A common stock, $0.10 par value            875,000 shares        $1.36 (2)         $1,190,000 (2)           $284.41
------------------------------------------------------------------------------------------------------------------------------------
Odetics, Inc. 401(k) and Stock Ownership Plan (3)
    Class A common stock, $0.10 par value            1,500,000 shares      $1.36 (2)         $2,040,000 (2)           $487.56
------------------------------------------------------------------------------------------------------------------------------------
Total                                                2,375,000 shares                                                 $771.97
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Class A common stock which become issuable under the Odetics, Inc. 1997 Stock Incentive Plan or the Odetics, Inc. 401(k) and Stock Ownership Plan, as amended (the "401(k) Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class A common stock of Odetics, Inc.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low selling prices per share of Class A common stock of Odetics, Inc. on December 19, 2001, as reported on the Nasdaq National Market.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the 401(k) Plan.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

                  Odetics, Inc. hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed with the Securities and Exchange Commission on July 16, 2001 as amended by its Amended Annual Report on Form 10-K/A for the fiscal year ended March 31, 2001 filed with the Securities and Exchange Commission on July 30, 2001;

         (c) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed with the Securities and Exchange Commission on August 14, 2001;

         (c) Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 filed with the Securities and Exchange Commission on November 14, 2001;

         (d) Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 1, 2001 and October 3, 2001;

         (e) The description of our Class A common stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on October 14, 1987 under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

         (f) The description of our preferred stock purchase rights contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission on May 1, 1998 under
                  Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All reports and definitive proxy or information statements filed by Odetics, Inc. or the Odetics, Inc. 401(k) and Stock Ownership Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

               The Certificate of Incorporation of Odetics, Inc. limits the liability of its directors to Odetics, Inc. and its stockholders for monetary damages for breach of the directors' fiduciary duty. This provision is intended to afford the Odetics, Inc.'s directors the benefit of the Delaware General Corporation Law (the "Delaware Law"), which Delaware Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, or
(iv) any transaction from which the director derives an improper personal benefit.

               The Certificate of Incorporation and Bylaws of Odetics, Inc. requires indemnification of its directors and officers to the maximum extent permitted by Delaware Law. Section 145 of the Delaware Law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys' fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of Odetics, Inc., such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of Odetics, Inc. Where such person is adjudged to be liable to Odetics, Inc., he or she is not entitled to indemnification unless and to the extent that the court allows such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by Odetics, Inc. upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

               Odetics, Inc. has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from Odetics, Inc. against certain liabilities arising from the discharge of their duties in such capacities.

               Odetics, Inc. maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to Odetics, Inc. and its stockholders.


Item 7.  Exemption from Registration Claimed
         -----------------------------------

                  Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number             Exhibit
--------------             -------

     4.1                 Instruments Defining the Rights of Stockholders.
                         Reference is made to Odetics, Inc.'s Registration Statement No. 001-08762 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(e).

    4.2 Instruments Defining the Rights of Stockholders. Reference is made to Odetics, Inc.'s Registration Statement No. 000-10605 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(f).
    5.1               Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1               Consent of Independent Auditors.
   23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.1.
   24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
   99.1               Odetics, Inc. 1997 Stock Incentive Plan.*

In lieu of including, as an exhibit, an Internal Revenue Service ("IRS") determination letter that the 401(k) Plan is qualified under Section 401 of the Internal Revenue Code or an opinion of counsel concerning compliance with the requirements of ERISA, Odetics, Inc. undertakes that it will submit the 401(k) Plan to the IRS in a timely manner for such a determination letter and will make all changes required by the IRS in order to so qualify the 401(k) Plan.

Item 9.  Undertakings
         ------------

               A. Odetics, Inc. hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Odetics, Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Odetics, Inc. 1997 Stock Incentive Plan.

               B. Odetics, Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Odetics, Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Odetics, Inc. pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, Odetics, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Odetics, Inc. of expenses incurred or paid by a director, officer or controlling person of Odetics, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,

-----------------------------

      * Incorporated by reference from Odetics, Inc.'s Proxy Statement on
Schedule 14A that was filed with the Securities and Exchange Commission on July 28, 2000.

Odetics, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, Odetics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Anaheim, California, on this 21st day of December, 2001.

                                             ODETICS, INC.

                               By:          /s/ Joel Slutzky
                                  -----------------------------------
                               Joel Slutzky,
                               Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Odetics, Inc., a Delaware corporation, do hereby constitute and appoint Joel Slutzky and Gregory A. Miner and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable Odetics, Inc. to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                   Title                                     Date
               ---------                                   -----                                     ----


/s/ Joel Slutzky                         Chief Executive Officer, President and
------------------------------------     Chairman of the Board (Principal                       December 21, 2001
Joel Slutzky                             Executive Officer)

                                         Chief Operating Officer, Chief
/s/ Gregory A. Miner                     Financial Officer, Vice President and                  December 21, 2001
------------------------------------     Director
Gregory A. Miner

/s/ Gary Smith                           Vice President and Controller                          December 21, 2001
------------------------------------     (Principal Financial Officer)
Gary Smith




/s/ Kevin C. Daly                        Director                                              December 19, 2001
---------------------------
Kevin C. Daly

/s/ Crandall Gudmundson                  Director                                              December 21, 2001
---------------------------
Crandall Gudmundson

/s/ Jerry F. Muench                      Director                                              December 19, 2001
---------------------------
Jerry F. Muench

/s/ John W. Seazholtz                    Director                                              December 21, 2001
---------------------------
John W. Seazholtz

/s/ Thomas L. Thomas                     Director                                              December 21, 2001
---------------------------
Thomas L. Thomas

/s/ Paul E. Wright                       Director                                              December 21, 2001
---------------------------
Paul E. Wright

               Pursuant to the requirements of the Securities Act, the 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Anaheim, California, on this 21st day of December, 2001.

                                  ODETICS, INC. 401(k) AND STOCK OWNERSHIP PLAN

                                  By:  /s/ Gary Smith
                                     ----------------------------------
                                  Gary Smith,
                                  Plan Administrator

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                  ODETICS, INC.

                                  EXHIBIT INDEX

Exhibit Number             Exhibit
--------------             --------
     4.1                   Instruments Defining the Rights of Stockholders.
                           Reference is made to Odetics, Inc.'s Registration
                           Statement No. 001-08762 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3
                           (e).
     4.2                   Instruments Defining the Rights of Stockholders.
                           Reference is made to Odetics, Inc.'s Registration
                           Statement No. 000-10605 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item
                           3(f).
     5.1                   Opinion and consent of Brobeck, Phleger & Harrison
                           LLP.
    23.1                   Consent of Independent Auditors.
    23.2                   Consent of Brobeck, Phleger & Harrison LLP is
                           contained in Exhibit 5.1.
    24.1                   Power of Attorney. Reference is made to page II-4 of
                           this Registration Statement.
    99.1                   Odetics, Inc. 1997 Stock Incentive Plan.*

In lieu of including, as an exhibit, an IRS determination letter that the 401(k) Plan is qualified under Section 401 of the Internal Revenue Code or an opinion of counsel concerning compliance with the requirements of ERISA, Odetics, Inc. undertakes that it will submit the 401(k) Plan to the IRS in a timely manner for such a determination letter and will make all changes required by the IRS in order to so qualify the 401(k) Plan.




---------------------------
     * Incorporated by reference from Odetic, Inc.'s Proxy Statement on Schedule 14A that was filed the Securities and Exchange Commission on July 28, 2000.